Exhibit (23) (B)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000 included in Surgical Laser Technologies, Inc.'s, Form 10-K for the year ended January 2, 2000 and our report dated April 21, 2000 included in Surgical Laser Technologies, Inc.'s Form 8-K/A for the audit of Surgical Innovations & Services, Inc. for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                       /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
November 1, 2000